EXHIBIT 10.6

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of November 30, 2021 (the “Effective Date”), is made by and among DEP Nevada, Inc., a Nevada corporation (“Buyer”), and Cary Stiebel, an individual (the “Seller”). The Buyer and the Seller may also be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have previously entered into a certain Membership Interest Purchase Agreement whereby Buyer has acquired eighty percent (80%) of the issued and outstanding membership interest in and to Canopy Monterey Bay, LLC, a California limited liability company (the “Company”) dated November 30, 2021 (the “First MIPA”).

WHEREAS, as of the Effective Date, Seller owns twenty percent (20%) of the issued and outstanding membership interests (the “Purchased Interest”) in and to Company.

WHEREAS, the Seller wishes to sell the Purchased Interest to Buyer, and Buyer wishes to purchase from the Seller the Purchased Interest, subject to the terms and conditions set forth herein. The transactions described herein for the Buyer’s purchase of the Purchased Interest shall be referred to as the “Transaction”.

NOW, THEREFORE, in consideration of and reliance upon the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

As used herein, the following terms shall have the following meanings:

Section 1.01 “Assignment” means the assignment of equity attached hereto as Schedule B.

Section 1.02 “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such first Person.

Section 1.03 “Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

Section 1.04 “Buyer” has the meaning set forth in the recitals.

Section 1.05 “Buyer Indemnified Person(s)” shall have the meaning set forth in Section 8.02(a).

Section 1.06 “Cannabis Authority” any Governmental Authority responsible for granting or monitoring compliance with a cannabis Permit, including without limitation, the DCC.

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Section 1.07 “DCC” shall mean the California Department of Cannabis Control.

Section 1.08 “City” shall mean the City of Seaside, California.

Section 1.09 “City Approval” means the City’s approval, in writing, of the change in ownership of Company resulting from Buyer’s purchase of the Purchased Interest hereunder.

Section 1.10 “Claim” means any action, suit, case, litigation, proceeding, claim, arbitration, charge, criminal prosecution, investigation, demand letter, warning letter, finding of deficiency or non-compliance, adverse inspection report, notice of violation, notice of alleged liability, penalty, fine, sanction, subpoena, request for recall, request for remedial action, damages, liabilities and obligations of any nature whatsoever.

Section 1.11 “Claim Notice” shall have the meaning set forth in Section 8.03(a).

Section 1.12 “Closing Transfer” shall have the meaning set forth in Section 2.01(a).

Section 1.13 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

Section 1.14 “Company” has the meaning set forth in the recitals.

Section 1.15 “Confidential Information” means any proprietary or confidential information relating to the products, services, business or affairs of the Company (whether or not such information is embodied in writing or other physical form).

Section 1.16 “Consequential Damages” shall have the meaning set forth in Section 8.02(d).

Section 1.17 “Contract” means any written or oral agreement, contract, purchase order, sales order or other legally binding commitment, arrangement or undertaking, together with any amendments and modifications thereto.

Section 1.18 “Damages” shall have the meaning set forth in Section 8.02(a).

Section 1.19 “Effective Date” shall have the meaning set forth in the preamble.

Section 1.20 “Encumbrance” means any lien, mortgage, pledge, claim, charge, right of way, security interest, option, right of first refusal or offer, easement, right of others, deed of trust, hypothecation, transfer restriction or other encumbrance.

Section 1.21 “Enforceability Exceptions” shall have the meaning set forth in Section 5.01(c).

Section 1.22 “First MIPA Approval Date” shall mean the date following the Audit Completion Date, City Approval Date and State Approval Date as such terms are defined in the First MIPA.

Section 1.23 “First MIPA Closing Date” shall mean the date the closing takes place pursuant to the First MIPA.

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Section 1.24 “GAAP” means generally accepted accounting principles in the United States, consistently applied.

Section 1.25 “General Expiration Date” shall have the meaning set forth in Section 8.01.

Section 1.26 “Governmental Authority” means the United States or any foreign, federal, state, local or other governmental, administrative or regulatory authority, agency, bureau, commission, department or other governmental or administrative instrumentality, subdivision, court, arbitrator, tribunal or body.

Section 1.27 “Indemnitee” shall have the meaning set forth in Section 8.03(a).

Section 1.28 “Indemnitor” shall have the meaning set forth in Section 8.03(a).

Section 1.29 “Knowledge” or “Knowledge of the Company” or “Knowledge of Seller” or words of similar import, means the actual or constructive knowledge after reasonable due inquiry of the Seller and/or Company.

Section 1.30 “Legal Requirement” means (a) any federal, state, local, municipal, foreign, international, multinational or administrative law, constitution, common law principle, ordinance, code, statute, injunction, rule, statute or governmental regulation; (b) any binding judicial or administrative interpretation of any of the foregoing; (c) the terms and conditions of any agreement with a Governmental Authority; or (d) any governmental requirements or restrictions of any kind, or any rule, regulation or order promulgated thereunder.

Section 1.31 “Local License” means the Company’s commercial cannabis retail license from the City of Seaside.

Section 1.32 “Liability” means any debt, liability, commitment, obligation, deficiency, Tax, penalty, assessment, fine, claim, cause of action or other loss, fee, cost or expense of any kind, character or nature whatsoever, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

Section 1.33 “Liens” means any claims, liens, charges, rights, restrictions, options, preemptive rights, mortgages, deeds of trust, hypothecations, assessments, pledges, encumbrances, claims of equitable interest or security interests of any kind or nature whatsoever. A leasehold interest in property shall not constitute a Lien.

Section 1.34 “Notice of Offset” shall have the meaning in Section 5.05(b).

Section 1.35 “Offset Liabilities” shall have the meaning in Section 5.05(a).

Section 1.36 “Order” means any charge, temporary restraining order or other order, writ, injunction (whether permanent or otherwise), judgment, consent, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative, of any Governmental Authority.

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Section 1.37 “Parent Entity” means Body and Mind, Inc., a Nevada corporation.

Section 1.38 “Party” and “Parties” shall each have the meaning set forth in the preamble.

Section 1.39 “Permit” means any approval, permit, license, certificate, franchise, permission, clearance, registration, filing, notice, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement, including without limitation, the Local License and State License.

Section 1.40 “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity.

Section 1.41 “Purchase Price” shall have the meaning set forth in Section 2.01(b).

Section 1.42 “Purchase Price Adjustment” shall have the meaning set forth in Section 2.02.

Section 1.43 “Purchased Interest” shall have the meaning set forth in the recitals.

Section 1.44 “Seller” shall have the meaning set forth in the recitals.

Section 1.45 “Seller Indemnified Persons” shall have the meaning set forth in Section 8.02(b).

Section 1.46 “State Approval” means the DCC’s approval, in writing, of the change in ownership of Company resulting from Buyer’s purchase of the Purchased Interest hereunder.

Section 1.47 “State License” shall mean the Company’s state commercial retail cannabis license (License No: CCL10-0000253).

Section 1.48 “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

Section 1.49 “Tax Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and any agency charged with the administration or collection of such Tax.

Section 1.50 “Tax Returns” means Tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates, amendments thereto, claims for refunds and information Tax returns) for Taxes.

Section 1.51 “Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, unclaimed property, escheat, excise, severance, windfall profits, stamp, license, payroll, social security, withholding, goods and services tax and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

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Section 1.52 “Third Party Claim” shall have the meaning set forth in Section 8.03(b).

Section 1.53 “Transaction” shall have the meaning set forth in the recitals.

Section 1.54 “Transfer Taxes” shall mean any and all transfer, documentary, sales, use, stamp, registration and such other Taxes and fees (including penalties and interest) with respect to the transfer of the Purchased Interest.

Section 1.55 “VWAP” means, with respect to any date of determination, the volume weighted average price per share of the Parent Entity common shares on the principal exchange on which the Parent Entity common shares are traded for the period of the Ten (10) consecutive trading days prior to such date of determination, as reported by the OTC Market for symbol BMMJ.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Purchase and Sale; Purchase Price.

(a) Purchase and Sale. Subject to the terms and conditions set forth herein, within five (5) Business Days following the First MIPA Approval Date, Seller shall transfer to Buyer the Purchased Interest free and clear of all Encumbrances (the “Closing Transfer”). To accomplish the foregoing, the Seller shall execute and deliver the Assignment.

(b) Purchase Price. As consideration for the Purchased Interest, the aggregate purchase payment shall be One Million Dollars ($1,000,000.00) (the “Purchase Price”) to be paid via either: (i) shares of Parent Entity’s common stock (the “Consideration Shares”); or (ii) cash in US dollars at Buyer’s sole option in accordance with Section 4.03 hereof if such payment takes place within six (6) months following the First MIPA execution date. In the event Buyer elects or is required to pay the Purchase Price via Consideration Shares, the amount of Consideration Shares shall be determined based on the VWAP as of the date of the First MIPA execution. In the event that, six (6) months following the execution of the First MIPA, the value of the Consideration Shares have decreased such that total value of the Consideration Shares is less than ninety percent (90%) of its value as calculated hereunder, the Buyer agrees to cause Parent Entity to issue an additional One Hundred Thousand Dollars ($100,000.00) worth of Parent Entity common shares (the “Additional Shares”) to be issued to Seller based on the VWAP calculated as of six (6) months following the Closing Date.

The issuance of any Consideration Shares or Additional Shares is subject to an exemption from the registration requirements under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and applicable state securities laws, and subject to an exemption from the prospectus requirements being available under British Columbia Instrument 72-503 – Distributions of Securities Outside of British Columbia (“BCI 72-503”), and all in accordance with the policies of the Canadian Securities Exchange.

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Section 2.02 Working Capital Adjustments. Unless otherwise expressly set forth herein, all undefined capitalized terms utilized in this Section 2.02 shall have the meanings prescribed in the First MIPA. Buyer reserves the right to pay any increases in the Purchase Price pursuant to Section 2.02(b) in cash or shares of Parent Entity’s common stock at Buyer’s sole option so long as such calculations are completed on or before that date that is six (6) months following the First MIPA execution date. If such adjustment calculations are completed after such date, Buyer shall pay any increases in shares of Parent Entity’s common stock. All adjustments to the amount of shares of Parent Entity’s common stock made hereunder (as applicable) shall be calculated based on the VWAP as of the date of the First MIPA execution date.

(a) Upon final determination of the Actual Working Capital (including adjustments as applicable) as determined in accordance with Section 2.02 of the First MIPA, if the Actual Working Capital is less than the Target Working Capital, then the Purchase Price (as defined in this Agreement) shall be reduced by an amount equal to the difference between the Target Working Capital, and the Actual Working Capital.

(b) In the event the Actual Working Capital is equal to or exceeds the Target Working Capital, then the Purchase Price (as defined in this Agreement) shall be increased by an amount equal to the difference between the Actual Working Capital and the Target Working Capital.

ARTICLE III
CONDITIONS TO CLOSING

Section 3.01 Obligations of the Seller and Buyer. The obligations of the Seller and Buyer to consummate the Closing Transfer shall be subject to the satisfaction on or prior to the Closing Date of the Transaction, of each of the following conditions, any one or more of which may be waived (if permitted by Legal Requirements) in writing by both Parties:

(a) No Injunctions or Other Legal Restraints. At the time of the Closing Date, no injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the consummation of the Closing Transfer shall have been issued and continue to be in effect.

(b) Absence of Proceedings. At the time of the Closing Date, there shall not be any pending or threatened action or proceeding challenging or seeking to restrain or prohibit the consummation of the Closing Transfer.

Section 3.02 Conditions to Closing Obligations of the Seller . The obligation of the Seller to consummate the Closing Transfer is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (if permitted by Legal Requirements) in writing by the Seller (in its sole discretion):

(a) Buyer shall have performed, in all material respects, all covenants and agreements that are required under this Agreement, and any documents or agreements contemplated hereby, to be performed by Buyer prior to the Closing Transfer; and

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(b) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects (if qualified by materiality) or in all material respects (if not so qualified) on and as of the date hereof and on and as of the Closing Date of the Transaction with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

Section 3.03 Conditions to Closing Obligations of Buyer . The obligation of Buyer to consummate the Closing Transfer is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (if permitted by Legal Requirements) in writing by Buyer (in its sole discretion):

(a) The Seller shall have performed, in all material respects, all covenants and agreements that are required under this Agreement, and any documents or agreements contemplated hereby, to be performed by the Seller prior to the Closing Transfer; and

(b) The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all respects (if qualified by materiality) or in all material respects (if not so qualified) on and as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

Section 3.04 Closing Deliveries.

(a) Seller Closing Deliverables. On the date of the Closing Transfer (the “Closing Date”), Seller shall deliver or cause to be delivered to Buyer the following, in a form and substance acceptable Buyer:

(i) This Agreement and the Assignment, duly executed by Seller, including Schedule A hereto.

(ii) resignations of Seller; and

(iii) any other documents reasonably requested by Buyer necessary to finalize the Closing Transfer.

(b) Buyer Closing Deliverables. On the Closing Date, Buyer shall deliver or cause to be delivered to Seller or for the benefit of Seller the following:

(i) This Agreement, duly executed by Buyer;

(ii) a certificate of an authorized officer of the Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the members of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

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ARTICLE IV
POST CLOSING CITY AND STATE APPROVAL; PAYMENT

Section 4.01 City Approval Process. The Parties shall use best efforts to submit all required forms, supplemental information, and background checks for its required representatives (“City Submittal”) to the City on the Closing Date. Notwithstanding the foregoing, in no event shall the Parties submit the change of ownership to the City later than ten (10) days following the Closing Date. The Parties shall cooperate on the City Submittal as follows:

(a) Buyer shall take the lead in preparing forms, supplemental information, and submitting background checks for its required representatives, in a timely manner, required by the City in connection with the City Approval. Seller and the Company shall cooperate as reasonably requested by Buyer.

(b) Buyer shall take the lead in communicating with California Secretary of State (SOS) and shall prepare and submit required forms and supplemental information. Seller and the Company shall cooperate as reasonably requested by Buyer.

(c) Each Party shall work expeditiously and to respond to every City correspondence and request as quickly as commercially reasonable. Each Party shall provide to the other Parties a copy of all communications received from the City regarding the status of the City Approval and all communications regarding the actions outlined in this Section 4.01 within forty-eight (48) hours of such Party’s receipt;

(d) Seller shall refrain from responding to any inquiry from, making any statement to, or filing any forms or documents with the City relating to, or affecting the Local Licenses and all communications regarding approval/notification process described herein, without first reasonably consulting with the Buyer;

(e) On the date that the Parties receive affirmative written confirmation from the City that Buyer is unconditionally approved as the one hundred percent (100%) owner of the Company, the City Approval shall be deemed to be received (the “City Approval Date”); and

(f) The Buyer agrees to pay all fees charged by the City in connection with the City Approval process.

Section 4.02 State Approval.

(a) Within five (5) calendar days following the Closing Transfer, the Parties shall use best efforts to submit all required forms, supplemental information, and background checks for its required representatives to notify the DCC of Buyer’s additional ownership (“DCC Submittal”). The Parties shall cooperate to timely obtain State Approval and communicate with the DCC pursuant to the same procedures set forth in Section 4.01. Notwithstanding the foregoing, in no event shall the Parties submit the change of ownership to the DCC later than fourteen (14) days following the Closing Transfer; and

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(b) On the date that the Buyer receives affirmative written confirmation from the DCC that Buyer is unconditionally approved as the one hundred percent (100%) owner of the Company is date that “State Approval” shall be deemed to be received (the “State Approval Date”).

Section 4.03 Payment of Final Consideration. Within seven (7) Business Days following the City Approval Date and State Approval Date and the completion of all adjustment calculations pursuant to the First MIPA, the Company shall pay to Seller the Purchase Price subject to any adjustments pursuant to Section 2.02 hereof (the “Payment Date”).

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

Seller hereby represents and warrants to Buyer the following representations are true and complete as of the Effective Date and the Payment Date:

Section 5.01 Organization; Authorization.

(a) Seller has all requisite power and authority to execute and deliver this Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement to which Seller is a party has been duly executed and delivered by Seller and (assuming due execution by the other parties thereto) constitutes the legal, valid and binding obligation of Seller, enforceable against the Seller in accordance with their terms (subject to the Enforceability Exceptions).

(b) The execution, delivery and performance of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in the imposition of an Encumbrance upon, or result in any breach or violation of or default under (with or without notice or lapse of time, or both), or give rise to any right of termination, cancellation, modification or acceleration, or any obligation or loss of any benefit under or in respect of (i) any Contract to which Seller is party or to which any of its properties or assets are bound or (ii) any Legal Requirement or Order to which Seller is subject.

(c) No registrations, filings, applications, notices, consents, approvals, orders, qualifications or waivers are required to be made, filed, given or obtained by Seller with, to or from any Person, including any Governmental Authority, in connection with the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby and thereby.

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Section 5.02 Title to Interests. Seller is the sole owner of the Purchased Interest. Seller represents and warrants that: (i) Seller owns of record and beneficially, and has good and valid title to the Purchased Interest, free and clear of any Encumbrances; and (ii) Seller has the absolute and unrestricted right, power and authority to sell, contribute and deliver such Purchased Interest to Buyer pursuant to the terms of this Agreement. Seller has full and exclusive power to vote the Purchased Interest and is not a party to (i) any option, warrant, purchase right, right of first refusal, call, put or other Contract (other than this Agreement) that could require any of the Seller to sell, transfer or otherwise dispose of the Purchased Interest or (ii) any voting trust, proxy or other contract relating to the voting of the Purchased Interest.

Section 5.03 Litigation; Orders. There is no pending or, to the Knowledge of Seller, threatened Claims, either at law or in equity, that would, individually or in the aggregate, reasonably be expected to (i) impair in any material respect the ability of Seller to perform its obligations under this Agreement or (ii) prevent, impede or delay the consummation of the transactions contemplated by this Agreement.

Section 5.04 Brokers, Finders. Except for Young America Capital (“Broker”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Broker will be paid a commission by Seller and all commissions shall be paid in compliance with Legal Requirements.

Section 5.05 Offset.

(a) Buyer shall be entitled to offset and/or set-off any amount owed by Buyer to the Seller arising under this Agreement or any other agreements against any Liability or amount due or payable by Company after the First MIPA Closing Date which Liability amounts to a breach by the Company or Seller of any representations or warranties set forth in Article V or Article VI of the First MIPA (or any agreement entered into in connection therewith) including, but not limited to, any Tax Liabilities (the “Offset Liabilities”).

(b) In the event that the Company receives notice of a claim that could give rise to an Offset Liability, Buyer shall provide Seller with a notice of same (the “Notice of Offset”), specifying: (i) the requested Offset Liability payment amount; (ii) a description of the Offset Liability; and (iii) any other relevant information received by the Company relating to the Offset Liability. Unless (i) Seller agrees to make payment to fully satisfy the Offset Liability and provide satisfactory evidence of same (as determined by Buyer in Buyer’s sole and absolute discretion) to Buyer within five (5) Business Days of Seller receipt thereof; (ii) provides satisfactory evidence that the alleged Offset Liability is erroneous or mistaken (as determined by Buyer in Buyer’s sole and absolute discretion); or (iii) provide notice of Seller’s intent to dispute the Offset Liability in accordance with Section 5.05(c) below; the Notice of Offset shall be deemed accepted by Seller. At such time, Buyer may elect to pay and satisfy the Offset Liability and deduct such payments against any sums owed by Buyer to Seller under this Agreement.

(c) Should Seller desire to dispute the Offset Liability, Seller shall commence dispute resolution in accordance with Section 10.02. Should, during the pendency of such dispute resolution, any amounts become due and payable hereunder, Buyer shall make payment to Seller of any undisputed amounts, withholding any disputed amount pending the conclusion of the dispute resolution. For purposes of clarity, such withholding shall not be deemed a breach hereof. Following the resolution of the Offset Liability dispute, Buyer shall, disburse the disputed amount in accordance with the conclusions reached in the dispute resolution.

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(d) Buyer’s may elect to pay and deduct the Offset Liabilities, dollar-for-dollar, in lieu of the indemnification procedures set forth in Article VIII. Except to the extent that the offset procedure deviates from this Section 5.05, each of the Seller hereby expressly waives any right to contest any offset and/or set-off by effected by Buyer hereunder.

Section 5.06 Private Placement.

The Seller represents, warrants and acknowledges that it is acquiring the Consideration Shares or Additional Shares as principal for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the U.S. Securities Act. Seller acknowledges that neither the Buyer nor Parent Entity have registered the offer and sale of the Consideration Shares or the Additional Shares under the U.S. Securities Act or any state securities laws. In this regard, the Seller hereby acknowledges and agrees that the Buyer and the Parent Entity make no representations as to any resale or other restrictions affecting the Consideration Shares or Additional Shares to be issued as the Purchase Price to the Seller under this Agreement and that it is presently contemplated that the Consideration Shares and any Additional Shares, if applicable, will be issued by the Parent Entity to the Seller in reliance upon an exemption from the prospectus requirements under BCI 72-503 and in reliance upon an exemption from the registration requirements under the U.S. Securities Act provided by Rule 506(b) of Regulation D thereunder, and all applicable state securities laws, which will impose trading restrictions on the Consideration Shares and Additional Shares, if applicable. The Seller has reviewed and duly executed the U.S. Accredited Investor Certificate in the form attached to this Agreement as Schedule A to ensure the Consideration Shares and the Additional Shares, if applicable, are issued by the Parent Entity to the Seller in compliance with the exemption from the registration requirements provided by Rule 506(b) of Regulation D under the U.S. Securities Act. Schedule A is incorporated into this Agreement by reference and forms a part of this Agreement. The Seller hereby also acknowledges and understands that neither the sale of the Consideration Share or Additional Shares, if applicable, nor any of the Consideration Shares or Additional Shares themselves, have been registered under the U.S. Securities Act or any state securities laws, and, furthermore, that the Consideration Shares and any Additional Shares must be held indefinitely unless subsequently registered under the U.S. Securities Act or an exemption from such registration is available. In addition, the Seller hereby also acknowledges and understands that the certificate(s) representing the Consideration Shares or the Additional Shares will be stamped with the following legends (or substantially equivalent language) restricting transfer in the following manner:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”;

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“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert the date that is 4 months and a day after the distribution date].”

The Seller hereby consents to the Parent Entity making a notation on its records or giving instructions to any transfer agent of the Consideration Share or Additional Shares, if applicable, in order to implement the restrictions on transfer set forth and described hereinabove.

Section 5.07 Disclosure. The Sellers have made available to the Buyer all material information related to the Company and all information reasonably available to the Company and the Sellers that the Buyer has requested. No representation or warranty of the Sellers or the Company contained in this Agreement and no certificate or document signed by the Sellers and delivered to Buyer on the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

Section 5.08 Prior Representations and Warranties. In no event shall the representations and warranties set forth in this Agreement supersede, replace, impact, effect or otherwise alter the representations and warranties of the Seller in the First MIPA, with such representations and warranties hereby being reaffirmed by Seller.

VI
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Seller, as of the date hereof, as of the Closing Date as follows:

Section 6.01 Organization; Authorization.

(a) Buyer is a California corporation, duly organized, validly existing and in good standing under the laws of California. Buyer has all requisite corporate power and authority to carry on its business as it is now being conducted. Buyer is not in default under or in violation of any provision of its organizational documents.

(b) Buyer has all requisite corporate power and authority to execute and deliver the Transaction Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement to which Buyer is a party, the performance of Buyer’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or limited liability company or other action. This Agreement to which Buyer is a party have been duly executed and delivered by Buyer and (assuming due execution by the other parties thereto) constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms.

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(c) The execution, delivery and performance of this Agreement to which Buyer is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in the imposition of an Encumbrance upon, or result in any breach or violation of or default under (with or without notice or lapse of time, or both), or give rise to any right of termination, cancellation, modification or acceleration, or any obligation or loss of any benefit under or in respect of (i) any provision of the organizational documents of Buyer, (ii) any Contract to which Buyer is a party or to which any of its properties or assets are bound or (iii) any Legal Requirement or Order to which Buyer is subject.

Section 6.02 Brokers, Finders. Neither Buyer nor any party acting on the behalf of Buyer has engaged any broker, finder, consultant or similar intermediary in connection with the transactions contemplated by this Agreement.

Section 6.03 Litigation; Orders. There is no pending or, to the knowledge of Buyer, threatened Claims, either at law or in equity, which would, individually or in the aggregate, reasonably be expected to (i) impair in any material respect the ability of Buyer to perform its obligations under this Agreement to which it is a party or (ii) prevent or impede or delay the consummation of the transactions contemplated by this Agreement.

VII
COVENANTS OF THE SELLER AND BUYER

Section 7.01 Access to Information. From the Effective Date of this Agreement until the earlier to occur of the Closing Date or the termination of this Agreement in accordance with Article IX, the Seller shall, and shall cause the Company to, (a) afford Buyer and its representatives full and free access to and the right to inspect all of the properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Buyer and its representatives with such financial, operating and other data and information related to the Company, as Buyer or any of its representatives may reasonably request; and (c) instruct the representatives of the Seller and the Company to cooperate with Buyer in its investigation of the Company. Any investigation pursuant to this Section 7.01 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Seller or Company. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Seller in this Agreement. Nothing in this Section 7.01 shall give rise to any right of the Buyer to terminate this Agreement other than to the extent that Buyer discovers a fact or circumstance that gives rise to a right of Buyer to terminate this Agreement in accordance with the express terms of Article IX.

Section 7.02 Public Announcements. The Parties agree that any press release or public announcement concerning the transactions contemplated by this Agreement shall not be issued by any Party or any of their Affiliates without the prior written consent of the other Parties, except any such release or public announcement that may be required by an applicable Legal Requirement, in which case the Party issuing such release or announcement shall allow the other Party reasonable time to comment on such release or announcement in advance of its issuance.

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Section 7.03 Confidentiality. From the Effective Date until and after the Closing Date, the Seller shall, and shall cause their Affiliates and representatives to, maintain the confidentiality of the Confidential Information at all times and will not, directly or indirectly, use any Confidential Information for his own benefit or for the benefit of any other Person or reveal or disclose any Confidential Information to any Person other than Buyer and the representatives of Buyer; except (i) if required by applicable Legal Requirement; (ii) to carry out Buyer’s rights or obligations hereunder; or (iii) as part of a disclosure to prospective or current investors in Buyer as part of a due diligence process about the Buyer’s pipeline of potential M&A transactions. The Buyer shall cause the Company to make available to the Seller after the Closing Date any books and records of the Company reasonably requested by the Seller for purposes of Seller’s compliance with its obligations under this Agreement, payment of Taxes that are the responsibility of the Seller hereunder, and compliance by Seller with Legal Requirements.

Section 7.04 Further Assurances. From time to time, as and when requested by any Party, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

ARTICLE VIII
INDEMNIFICATION

Section 8.01 Survival of Representations, Warranties and Covenants. Subject to the limitations and other provisions of this Agreement, including the provisions of this Article IX, the representations and warranties contained herein as to the Transaction shall survive the Closing Date and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, the Seller or Buyer until the two (2) year anniversary of the Closing Date (the “General Expiration Date”). The covenants and agreements of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time.

Section 8.02 Indemnification.

(a) Subject to the limitations set forth in this Article VIII, Seller shall, for the Company indemnify and hold harmless Buyer and its Affiliates (including the Company on and following the Closing Date) and each of their respective officers, directors, managers, Affiliates, agents and employees (hereinafter referred to individually as a “Buyer Indemnified Person” and collectively as “Buyer Indemnified Persons”) from and against any and all losses, costs, damages, Liabilities, Taxes, claims, suits, proceedings, judgments, settlements and expenses (including reasonable fees and expenses of attorneys and in respect of any investigation conducted by Buyer Indemnified Persons) (collectively, “Damages”) incurred by Buyer Indemnified Persons arising out of, relating to or in connection with (or arising out of or relating to any Third Party Claim containing allegations that, if true, would constitute):

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(i) any misrepresentation or breach of, or default in connection with, any of the representations and warranties made with respect to the Seller in in Article V of this Agreement;

(ii) any breach or violation of, failure to comply with, or default in connection with, any covenant or agreement made by or to be performed by the Seller or the Company in this Agreement;

(iii) any liability for Transfer Taxes which are the responsibility of the Seller.

(b) Subject to the limitations set forth in this Article VIII, Buyer shall indemnify and hold the Seller and their respective successors and assigns (the “Seller Indemnified Persons”) harmless from and against any and all Damages incurred by the Seller Indemnified Persons arising out of, relating to or in connection with (or arising out of or relating to any Third Party Claim containing allegations that, if true, would constitute) (i) any misrepresentation or breach of, or default in connection with, any of the representations and warranties made by Buyer in Article VI of this Agreement; or (ii) any breach or violation of, failure to comply with, or default in connection with, any covenant or agreement made by or to be performed by Buyer in this Agreement.

(c) Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to any other party for indirect, special, punitive, exemplary or consequential loss or Damages arising out of this Agreement (collectively “Consequential Damages”), provided, however, the foregoing shall not be construed to preclude recovery by a Buyer Indemnified Person or Seller Indemnified Person in respect of Consequential Damages payable to third parties as a result of Third Party Claims or Consequential Damages premised or arising from a Claim of fraud or intentional criminal acts by a party.

Section 8.03 Indemnification Procedure.

(a) Non-Third-Party Claims. The Person seeking indemnification hereunder (the “Indemnitee”) shall notify the Party obligated to provide indemnification hereunder (the “Indemnitor”) in writing (such notice, a “Claim Notice”) promptly of the Indemnitee’s discovery of any matter (including if a Claim is filed against the Indemnitee) for which the Indemnitor may be liable to the Indemnitee under this Article VIII, which Claim Notice shall specify in reasonable detail each individual item of Damages and the nature of the breach of representation, warranty, covenant or agreement to which each such item is related. The failure of an Indemnitee to deliver a timely Claim Notice hereunder shall not affect its rights to indemnification hereunder, except to the extent that the Indemnitor is actually and materially prejudiced by such failure to provide timely notice.

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(b) Third Party Claims. With respect to any Claim made by a third Person (a “Third Party Claim”) against an Indemnitee for which the Indemnitee will seek indemnification from the Indemnitor hereunder, after delivery of the respective Claim Notice, the Indemnitor shall be entitled (if it so elects), at its own cost, risk and expense, (a) to take control of the defense and investigation of such Claim, (b) to employ and engage legal counsel of its own choice to handle and defend the same (unless the Indemnitee has been advised by counsel that there exists an actual or potential conflict of interest between the Indemnitee and counsel chosen by the Indemnitor (including one or more legal defenses or counterclaims available to it or to other indemnified parties that are different from or additional to those available to the indemnifying parties) that makes it inappropriate in the reasonable judgment of the indemnified party for the same counsel to represent both the indemnified party and the indemnifying parties), in which event the Indemnitee shall be entitled, at the Indemnitor’s cost, risk and expense, to reasonable fees of not more than one separate counsel of the Indemnitee’s own choosing), and (c) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnitee, such consent not to be unreasonably delayed or withheld, unless (A) there is no finding or admission against Indemnitee of any violation of the rights of any Person and it is not reasonably expected to have an effect on any other Claims that may be made against the Indemnitee, (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor, (C) the Indemnitee will have no liability with respect to any compromise or settlement of such Claims effected without its consent and (D) the compromise or settlement of such Claim without the consent of the Indemnitee will not adversely affect the Tax liability of the Indemnitee or any of its Affiliates. After notice from the Indemnitor to the Indemnitee of its election to assume the defense of a Claim, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee for any fees of other counsel with respect to the defense of such claim, except as otherwise provided in this Section 8.03(b) with respect to possible conflicts of interest between the Indemnitee and Indemnitor’s counsel. If the Indemnitor fails to notify the Indemnitee that the Indemnitor will assume the defense of such Claim within fifteen (15) calendar days after delivery by the Indemnitee of the Claim Notice (or such shorter period as may be required in connection with the underlying Claim), the Indemnitee will (upon delivering notice to such effect to the Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor and Indemnitor shall reimburse the Indemnitee for the reasonable expenses of counsel engaged by Indemnitee to defend such Claim; provided, however, that, in such event, the Indemnitee shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnitor, which consent shall not to be unreasonably withheld, conditioned or delayed. The Party undertaking the defense, compromise or settlement of the Third Party Claim will keep the other Party reasonably informed of the progress of any such defense, compromise or settlement, and the Indemnitor and Indemnitee shall cooperate (at the Indemnitor’s expense) in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom, and the Indemnitee may, at its own cost, monitor and further participate in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom.

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Section 8.04 No Right of Contribution. The Seller shall not make any claim for, any contribution from the Company or any of its officers, managers or employees with respect to any indemnity claims arising under or in connection with this Agreement to the extent that any Buyer Indemnified Person is entitled to indemnification hereunder for such claim, and the Seller hereby waives any such right of contribution from the Company and any of its officers, managers or employees it has or may have in the future.

Section 8.05 Effect of Investigation; Reliance. The right to indemnification, recovery of Damages or any other remedy will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or agreement made by the Seller or the Company or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification, recovery of Damages or any other remedy based on any such representation, warranty, covenant or agreement. No Indemnitee shall be required to show reliance on any representation, warranty, fate or other agreement in order for such Indemnitee to be entitled to indemnification hereunder.

Section 8.06 Characterization of Payments. Any payments made to any party pursuant to this Article VIII shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by the Parties on their Tax Returns unless otherwise required by a change in law occurring after the date hereof, a closing agreement with an applicable Tax Authority or a final, non-appealable judgment of a court of competent jurisdiction.

IX
TERMINATION

Section 9.01 Conditions of Termination. This Agreement may be terminated at any time prior to the Closing Transfer as follows:

(a) by mutual written agreement of the Seller and Buyer;

(b) in the event of any affirmative denial of City Approval or State Approval.

(c) by the Seller or Buyer if any court of competent jurisdiction or other Governmental Authority shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Transaction, and such Order shall have become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this clause (b) shall not be available to any Party whose breach or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Transfer;

(d) by Buyer, if the Seller shall have breached in any material respect any of their respective representations or warranties or shall have breached or failed to perform or comply with any of its respective covenants or agreements in this Agreement in any material respect and such breach or failure cannot be cured or has not been cured within thirty (30) days after the giving of written notice by Buyer to the Seller specifying such breach or failure; or

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(e) by the Seller, if Buyer shall have breached in any material respect any of its representations or warranties or shall have breached or failed to perform or comply with any of its covenants or agreements in this Agreement in any material respect and such breach or failure cannot be cured or has not been cured within thirty (30) days after the giving of written notice by the Seller to Buyer specifying such breach or failure.

Section 9.02 Effect of Termination

. In the event of the termination of this Agreement prior to the consummation of the Closing Transfer, this Agreement (including, without limitation, the Closing Transfer, the payment of the Purchase Price) and the other applicable Transaction Agreements shall become void and have no further force and effect, and the Transaction shall be abandoned without any further action or Liabilities of any Party.

X
MISCELLANEOUS

Section 10.01 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) three (3) Business Days after being sent by registered or certified mail, return receipt requested, (ii) upon delivery, if hand delivered, (iii) one Business Day after being sent by prepaid overnight courier with guaranteed delivery, with a record of receipt, or (iv) upon transmission with confirmed delivery if sent by facsimile or email before 5:00 p.m. recipient’s local time on a Business Day, otherwise on the next Business Day, in each case, to the appropriate address or number as set forth below.

(b) Notices to the Seller shall be addressed to:

Attn: Cary Stiebel

5 Buena Vista Del Rio

Carmel Valley, CA 93924

With a courtesy copy (which shall not constitute notice) to be sent via email to counsel at: steve@stephenbeals.com

(c) Notices to Buyer shall be addressed to:

Dep Nevada, Inc.

Attn: Stephen ‘Trip’ Hoffman

6420 Sunset Corporate Dr.

Las Vegas, NV 89120

triphoffman@bodyandmind.com

With a courtesy copy (which shall not constitute notice) to be sent via email to counsel at: patrick.devine@rimonlaw.com

(d) Each of the Parties may designate a different address for notices by delivering written notice to the other Party in accordance with this Section 10.01.

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Section 10.02 Governing Law; Mediation; Arbitration.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(b) In the event of any Claim arising out of or relating to any performance required under this Agreement, or the interpretation, validity or enforceability of this Agreement, the parties hereto shall use their good faith efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either Party to the other they shall commence arbitration as set forth in Section 10.02(c).

(c) Subject to the foregoing, the parties agree to submit any and all Claims arising out of or relating to any performance required under this Agreement, or the interpretation, validity or enforceability of this Agreement, to binding arbitration before JAMS. The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in California, selected pursuant to the JAMS rules. The parties expressly agree that any arbitration shall be conducted in the County of Los Angeles, California. EACH PARTY UNDERSTANDS AND AGREES THAT BY SIGNING THIS AGREEMENT, SUCH PARTY IS WAIVING THE RIGHT TO A JURY. Pursuant to Section 10.02(a), the arbitrator shall apply California substantive law in the adjudication of all Claims. Notwithstanding the foregoing, either party may apply to the Superior Courts located in Monterey County for a provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. In no event shall a Claim be adjudicated in Federal District Court. In the event that either party commences a lawsuit in Federal District Court or moves to remove such action to Federal District Court, the parties hereby mutually agree to stipulate to a dismissal of such Federal action with prejudice. After a demand for arbitration has been filed and served, the parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by California law. The arbitrator’s decision shall be final and binding upon the Parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the commencement of the arbitration proceedings. The prevailing Party may submit the arbitrator’s decision to Superior Courts located in Monterey County for an entry of judgment thereon.

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Section 10.03 Entire Agreement. This Agreement, the schedules and exhibits hereto, the other Transaction Agreements and agreements that reference this Agreement contain the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

Section 10.04 Expenses. Except as otherwise provided in this Agreement, each Party shall be responsible for and shall pay all costs and expenses incurred by such Party in connection with entering into this Agreement and the transactions contemplated by this Agreement.

Section 10.05 Counterparts. This Agreement may be executed and delivered by facsimile, email or electronic signature service (e.g., DocuSign or adobesign) and in two or more counterparts, all of which shall be considered one and the same agreement.

Section 10.06 Successors and Assigns; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Party; provided, however, that Buyer may assign any or all of its rights, interests and obligations hereunder (a) in connection with the sale of all or substantially all of the assets of or any business combination transaction involving Buyer (whether pursuant to a merger, consolidation, sale of equity interests or otherwise) or (b) to any of its Affiliates without any prior written consent of the Seller; provided, further, however, that notwithstanding such assignment, Buyer shall remain liable for any default by its assignee of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors or assigns, heirs, legatees, distributees, executors, administrators and guardians.

Section 10.07 Amendments and Waivers. This Agreement, and each of the terms and provisions of this Agreement, may be modified, waived or amended, to the extent permitted by law and, if applicable, approved by the board of directors or similar governing body of the Seller and Buyer, by an instrument or instruments in writing signed by each of the Parties. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part of this Agreement or the right of any Party thereafter to enforce each and every such provision. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 10.08 Headings. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 10.09 No Third-Party Beneficiaries. Except as expressly set forth herein, neither this Agreement nor any of the provisions herein is intended to confer upon any Person other than the Parties (and their successors and assigns as permitted by Section 10.06 hereof) any rights or remedies hereunder.

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Section 10.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Legal Requirement, (a) such provision will be fully severable, (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (c) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

Section 10.11 Specific Performance. The rights and remedies of the Parties hereto shall be cumulative (and not alternative). Each Party hereby agrees that, in the event of any breach or threatened breach by the other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to them, whether in law or equity, including monetary damages) to: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and/or (b) an injunction restraining such breach or threatened breach. Each Party further agrees that the other Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 10.12 Acknowledgement. Each Party acknowledges that it or he and its or his attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the Parties hereto as of the day and year first above written.

BUYER: DEP Nevada, Inc.		SELLER:

By:	/s/ Stephen ‘Trip’ Hoffman	/s/ Cary Stiebel
Name:	Stephen ‘Trip’ Hoffman	Cary Stiebel
Its:	Authorized Signatory

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SCHEDULE “A”

U.S. ACCREDITED INVESTOR CERTIFICATE

This is a U.S. Accredited Investor Certificate relating to the acquisition of shares of common stock of Body and Mind Inc. (the “Company”)

To: BODY AND MIND INC.

This U.S. Accredited Investor Certificate (the “Certificate”) is being completed in connection with the issuance of Consideration Shares and Additional Shares, if applicable, (the “Securities”) to the undersigned pursuant to a Membership Interest Purchase Agreement entered into between DEP Nevada, Inc. and Cary Stiebel dated November 30, 2021.

The term “U.S. Person” means a U.S. person as defined in Regulation S promulgated under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and includes: (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. Person; (d) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors (within the meaning assigned in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act) who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. Person. Capitalized terms not specifically defined in this Certificate will have the meaning ascribed to them in the Membership Interest Purchase Agreement to which this Certificate relates.

1.

The undersigned covenants, represents and warrants to the Company that it is a U.S. Person and it is an “accredited investor” as defined in Regulation D by virtue of satisfying one or more of the categories indicated in Section 3 below.

2.	The undersigned further covenants, represents and warrants to the Company that:

(a)

it understands that the Securities have not been and will not be registered under the U.S. Securities Act, that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506(b) of Regulation D, that as such the Securities will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and the undersigned is familiar with such rule and understands the resale limitations imposed thereby and the U.S. Securities Act;

(b)

it acknowledges that it has not acquired the Securities as a result of any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c)

acknowledges that it has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of such Securities;

(d)

it understands and agrees that there may be material tax consequences to the undersigned of an acquisition, disposition or exercise of any of the Securities. The Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Securities. In particular, no determination has been made whether the Company will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;

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(e)

it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates, or an ownership statement issued under a direct registration system or other electronic book-entry system, representing the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

provided, however, if any Securities are being sold, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(f)	the undersigned acknowledges that the certificates representing the Securities will bear a legend in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert the date that is 4 months and a day after the distribution date].”

(g)	it is a resident of the state or other jurisdiction listed in its address as indicated below the undersigned’s signature hereto;

(h)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(i)

the Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

(j)

it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of such Securities in violation of the United States securities laws;

(k)	if it decides to offer, sell or otherwise transfer any of such Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless

(i)	the sale is to the Company;

(ii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

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(iii)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)	the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of clauses (iii) or (iv) above, it has prior to such sale furnished to the Company an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Company;

(l)

it understands that the Company is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission or with any state securities administrators any registration statement in respect of resales of the Securities in the United States; and

(m)

it understands and acknowledges that the Company was previously a “shell company” as such term is defined in Rule 405 under the U.S. Securities Act and that if the Company is not in compliance with the requirements of Rule 144(i)(2) under the U.S. Securities Act that Rule 144 may not be available for resales of the Securities.

3.

The undersigned further covenants, represents and warrants to the Company that it qualifies as an “accredited investor” as defined in Regulation D by virtue of satisfying one or more of the categories (please place your initials on the appropriate line(s) 1 through 23 below):

_______ Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

_______ Category 4.	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

_______ Category 5.

An investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(l) or (m) of the Investment Advisers Act of 1940; or

_______ Category 6.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

_______ Category 7.	An investment company registered under the United States Investment Corporation Act of 1940; or

_______ Category 8.	A business development company as defined in Section 2(a)(48) of the United States Investment Corporation Act of 1940; or

_______ Category 9.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

_______ Category 10.	A rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act; or

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_______ Category 11.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

_______ Category 12.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

_______ Category 13.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

_______ Category 14.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a limited liability company, a Massachusetts or similar business trust, a partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000; or

_______ Category 15.	Any director or executive officer of the Company; or

_______ Category 16.

A natural person (including an IRA (Individual Retirement Account) owned by such person) whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), excluding the value of that person’s primary residence net of any mortgage obligation secured by the property, exceeds US$ 1,000,000 (note: for the purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; (iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A)joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and (v) reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly); or

_______ Category 17.

A natural person (including an IRA (Individual Retirement Account) owned by such person) who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______ Category 18.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_______ Category 18a.

A revocable trust which may be revoked or amended by its settlors (creators), each of whom is a U.S. Accredited Investor (note: if this category is selected, you must furnish a supplementary representation letter from each settlor confirming how such settlor qualifies as a U.S. Accredited Investor); or

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_______ Category 19.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

If you checked Category 19, please indicate the name and category of U.S Accredited Investor (by reference to the applicable number in this section 2(e)) of each equity owner:

Name of Equity Owner	Category of U.S. Accredited Investor

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the U.S. Accredited Investor status of entities under this category. If those natural persons are themselves U.S. Accredited Investors, and if all other equity owners of the entity seeking U.S. Accredited Investor status are U.S. Accredited Investors, then this category will be available.

_______ Category 20.

An entity, of a type not listed in Categories 1-14, 18 or 19, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 20, “investments is defined in Rule 2a51-1(b) under the Investment Company Act of 1940); or

_______ Category 21.

A natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for U.S. Accredited Investor status, including an IRA (Individual Retirement Account) owned by such person: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65); or

_______ Category 22.

A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_______ Category 23.

A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 23 above and whose prospective investment in the Company is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

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The foregoing representations, warranties and covenants are true and accurate as of the date of this Certificate.

Dated: ___________________ __, 2021.

X _____________________________________________
Signature

Name of witness (if undersigned is an individual)	Name of undersigned (please print)

Name of authorized signatory (please print)

Signature of witness	Official capacity of authorized signatory (please print)

Address of undersigned (please print)

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SCHEDULE B

ASSIGNMENT

FOR VALUE RECEIVED, and pursuant to that certain Membership Interest Purchase Agreement dated as of __________, 2021 (the “Agreement”) Cary Stiebel, an individual (the “Seller”) hereby sells, assigns, and transfers unto DEP Nevada, Inc., aa Nevada corporation (“Buyer”) twenty percent (20%) of the issued and outstanding membership interest (the “Subject Interest”) in and to Canopy Monterey Bay, LLC, a California limited liability company.

INTENDING TO BE BOUND, Seller has caused this Assignment to be executed as of the Closing Date (as defined in the Agreement).

SELLER:

Cary Stiebel

___________________

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